Exhibit 23.4

Board of Directors

The Bank of Leipsic Company

We consent to the use of our report included in this Registration Statement on Form S-4 of United Bancshares, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ CLIFTON GUNDERSON LTD

Toledo, Ohio

November 27, 2000